ALLIANCE GAMING CORPORATION

STOCK PURCHASE AGREEMENT


                 AGREEMENT, dated as of September 15, 1995, by and among ALLIANCE GAMING CORPORATION, a Nevada corporation (the
"Company"), and each of the persons identified on the signature pages hereof. The persons identified on the signature pages hereof are sometimes hereinafter collectively referred to as the "Purchasers" and individually as a "Purchaser"

                 WHEREAS, the company desires to issue and sell, and the Purchasers desire to purchase, shares of Non-Voting Junior
Convertible Special stock, Series B (the "Special Stock"), of the
Company, subject to the terms and conditions herein;

                 NOW, THEREFORE, in reliance upon the representations and warranties made herein and in consideration of the premises and the mutual covenants and conditions herein contained, the Company and each Purchaser, severally and not jointly, hereby agree as follows:


SECTION I

Sale and Purchase of the Shares;  Fees

                 1.1  Sale of Shares.  At the Closing (as defined in
Section 2.2 hereof ), and subject to the terms and conditions hereof, the Company will issue and sell to the Purchasers and each Purchaser will purchase from the Company the number of shares (the "Shares") of Special Stock set forth below its name on the signature page hereof at a purchase price of $4.50 per share (the "Purchase Price").

                 1.2 Issue of Special Stock. On or before the Closing, the Company will have authorized the issuance of up to 6,666,667 shares of Special Stock pursuant to a Certificate of Designations, Preferences and Relative, Participating , Optional and other Special Rights of Special stock and Qualifications, Limitations and Restrictions thereof of Special Stock in the form attached hereto as Annex A (the "Certificate") which will be filed with the appropriate officials of the State of Nevada on or before the Closing Date; and the Company will have authorized, subject to stockholder approval as provided herein, the issuance of 6,666,667 shares of Common Stock, par value $0.10 per share
(the "Common Stock"), subject to adjustment as provided in the Certificate, to be issued upon the conversion of the Shares in accordance with the Certificate.

                 The Special Stock will automatically convert, upon the approval of the Company's stockholders, into shares of Common
Stock.

                 Pursuant to the Certificate, if the approval for conversion shall not have occurred within six months following the Closing Date, the Company shall immediately make an offer to each holder of the Shares by registered mail to redeem, put of funds legally available therefor, on a date specified in such offer (which shall not be lose than 30 nor more than 60 days after the date of such notice), all such holder's Shares at a cash price equal to the greater of (i) the Quoted Price (as defined in the Certificate) of the Common Stock an the date notice is sent or (ii) 125% of the original issue price of the Shares, upon the acceptance of such offer received by the Company at least 10 days prior to the redemption date specified in the Company's offer. If the holder of any Share shall accept such offer, such Shares shall be redeemed on the specified redemption date, and on surrender of the certificates evidencing the Shares will receive payment of the redemption price.

                 1.3 Commitment Fees. Each Purchaser shall be paid a commitment fee (the "First Commitment Fee") on September 19, 1995 equal to 1.5% of its total committed purchase amount for the period from the date hereof to November 2, 1995 (the "First
Commitment Period"). In addition, if at the option of the Company the First Commitment Period is extended by notice to each Purchaser on or before November 2, 1995, each Purchaser shall be paid on the earlier of (i) the Closing Date, (ii) the termination of the Tender Offer or (iii) December 15, 1995, an additional commitment fee equal to 0.25% of such Purchaser's total committed purchase amount for each week after November 2, 1995, until such time as any of the events specified in clauses (i) through (iii) above shall have occurred (the "Second Commitment Fee", and together with the First Commitment Fee, the "Commitment Fees").
The Commitment Fees shall be payable in immediately available funds by wire transfer (to the extent wire transfer instructions have been provided to Donaldson, Lufkin & Jenrette Securities
Corporation (the "Placement Agent") by such Purchaser) or by check sent by first class mail to the address of such Purchaser listed on the signature page hereof.


SECTION 2

Closing, Payment And Delivery

                 2.1 Closing Date and Place of Closing. The closing of the purchase and sale the Shares hereunder (the "Closing") shall be held at the offices of Milbank, Tweed, Hadley & McCloy, 1
Chase Manhattan Plaza, New York, New York at 10:00 a.m. Eastern
Time on the Closing Date, as set forth in Section 2.2.



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
         2.2  Closing.   Upon the satisfaction of the conditions
set forth in Section 2.3 hereof, and subject to obtaining Nevada gaming authority approval for issuance of the Shares, the Company shall notify each Purchaser of the date (the "Closing Date"), place and time of the closing (the "Closing") which shall in no event be later than 10 business days after the time that all of the conditions set forth in Section 2.3 have been satisfied, at which time each Purchaser shall pay to the Company, by wire transfer of immediately available funds to the account specified by the Company in such notice of Closing or such other form of payment as shall be mutually agreed upon by the Company and the Purchaser, the Purchase Price, and the Company shall deliver to the Purchaser a certificate or certificates representing the number of Shares purchased as set forth below such Purchaser's name on the signature page hereof appropriately legended to reflect the restrictions of this Agreement and the Securities Act of 1933, as amended (the "Securities Act").

         2.3 Conditions to Closing. The several obligations of the Purchasers to purchase the Shares on the Closing Date hereunder are subject to the following conditions:

         (a) the tender offer by the Company's subsidiary, BGII Acquisition Corp., a Delaware corporation ("BGII), for 4.4 million shares of Common Stock, $.01 par value, of Bally Gaming International, Inc., a Delaware corporation ("Bally"), as the same may be amended from time to time (the "Tender Offer"), shall have been consummated on or before December 15, 1995;

         (b) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made on and as of such date (except for those made as of a specified date, which shall be true and correct as of such date) and the company shall have performed in all material respects its obligations hereunder required to be performed on or before the Closing Date and the Placement Agent shall have received an Officers' Certificate addressed to the Purchasers and signed by the Chief Executive Officer and the Chief Financial Officer to the effect of the foregoing;

         (c) the Purchasers shall have received a legal opinion or opinions covering the matters set forth in Annex B; and

         (d) no injunction, writ, restraining order or other order of any nature arising out of the Tender offer or the purchase of the Shares hereunder shall have been issued by any governmental or judicial authority and remain in force against such Purchaser preventing such Purchaser from purchasing Shares or against the Company preventing the

Company from issuing the Shares and the Placement Agent shall have received an Officers' Certificate addressed to the Purchasers and signed by the Chief Executive Officer and the Chief Financial Officer to the effect of the foregoing insofar as the foregoing relates to the Company.

SECTION 3
Representations and Warranties of the Company
         The Company hereby represents and warrants to each Purchaser as follows:

         3.1 Due Authorization and Qualification. The Company is duly organized and existing and in good standing,under the laws of the State of Nevada and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified could reasonably be expected to have a material adverse affect on the business, operations, condition (financial or otherwise), finances, or prospects of the Company.

         3.2 Due Authorization.--No Conflict. The execution, delivery and performance of this Agreement is within the Company's corporate powers, been duly authorized, and is not in conflict with nor constitute a breach of any provision contained in the Company's Articles or Certificate of Incorporation or By-laws, nor will it constitute an event of default under any material agreement to which the Company is a party or by which its properties or assets may be bound, nor will it violate the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including any Gaming Authority, other than laws, rules, regulations and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), finances, or prospects of the Company. "Gaming Authorities" as used herein means all regulatory authorities and other bodies regulating or having jurisdiction over the gaming activities of the Company or any of its subsidiaries (or any entity under the control of the Company or any of its subsidiaries), including, without limitation, the Nevada Gaming Commission.

         3.3 Litigation. There are no actions or proceedings pending by or against the Company before any court or administrative agency and the Company does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving the Company, except for: (a) ongoing collection matters in which the Company is the plaintiff; and b) matters that would not reasonably be expected in the Company's good faith judgment to have a materially adverse effect on the condition (financial or otherwise), finances, results of operations or prospects of the Company.

         3.4 Capitalization. As of September 14, 1995, the Company's authorized capital stock consists of 175,000,000 shares of Common Stock and 10,000,000, of which as of July 31, 1995 11,654,150 shares of Common Stock and 1,333,333 shares of Special Stock were issued and outstanding. As of the date hereof, the Company had reserved 18,454,834 shares of Common Stock for issuance upon the exercise of outstanding convertible debentures, options and warrants. All of the issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable. All of the Shares being issued to the Purchasers pursuant to this Agreement, and (subject to stockholder approval as contemplated hereby) all of the shares of Common Stock issuable upon conversion of the Shares (the "Conversion Shares"), upon issuance will be validly issued, fully paid and non-assessable shares of Special Stock and Common Stock, respectively. Except for the foregoing and as disclosed in the Company's Reports (as hereinafter defined), as of the date hereof there are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of the Company or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is the Company committed to issue any such option, warrant, right or security.

         3.5 No Restrictive Agreements. The issuance and delivery of the Shares to the Purchasers, and the issuance and delivery of the Conversion Shares upon conversion of the Shares, is not and will not be subject to any preemptive rights.

         3.6 Valid-Agreement. This Agreement constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

         3.7 Financial Information. The financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1994 together with the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1994, December 31, 1994 and March 31, 1995 (collectively, the "Exchange Act Documents") present fairly in all material respects in accordance with generally accepted accounting principles consistently followed (except as disclosed therein) the financial position and results of operations of the Company at the dates and for the periods to which they relate (subject, in the case of the unaudited financial statements, to normal year-end adjustments).

         3.8 Consents. Except for those consents and filings contemplated by Section 5 hereof and such approvals as at the

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

time of the Closing will have been obtained, no consent, approval, qualification, order or authorization of, or filing with any governmental authority is required in connection with the Company's execution, delivery or performance of this Agreement or the offer, sale or issuance of the Shares by the Company other than as required under "Blue Sky" laws.

         3.9 Company Reports; Private Placement Memorandum. Since June 30, 1994, all reports, proxy statements, registration statements and other filings required to be filed by the Company with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act), including without limitation the Company's Schedule 14D-1 and Schedule 13D, each as amended, have been duly filed with the SEC, and none of such documents and the Private Placement Memorandum, dated September 1995, when taken together with such documents as a whole (collectively, the "Company Reports"), contained as of their respective dates any untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to any projections or other forward-looking information or statements contained in the Private Placement Memorandum except that such projections or forward-looking information or statements were made in good faith based upon reasonable assumptions and provided further that no representation or warranty is made with respect to information concerning any person other than the Company and its affiliates on the date hereof.

SECTION 4

Representations, Warranties and Covenants of Purchasers

         Each Purchaser represents and warrants to the Company and agrees, severally and not jointly, and only as to itself, as follows:

         4.1 Experience. It is experienced in evaluating and investing in companies such as the Company, and has such knowledge and experience in evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment. It is an "accredited investor," as such term in defined in Regulation D under the Securities Act. It has completed and delivered to the Placement Agent an investors questionnaire, and all information set forth therein is true and correct as of the date hereof. It acknowledges that it has received all information relating to the Company reasonably requested by it and that it has had an opportunity to ask questions and receive answers concerning the investment contemplated hereby.

         4.2 Investment. It is acquiring the Shares for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof (subject to the provisions of Sections 5.2 and 5.3 hereof) . It understands that the shares have not been registered under the Securities Act by reason of exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of its investment intent as expressed herein. it acknowledges that the Company may place restrictive legends on, and stop transfer orders against, the certificates representing the Shares being acquired by it.

         4.3 Rule 144. It acknowledges that the shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. It agrees that it will not sell, transfer or assign the Shares or the Conversion shares for a period of six months after the Closing and thereafter without furnishing an opinion of counsel reasonably satisfactory to the Company to the effect that such sale will not violate the Securities Act. It has been advised or is aware of the provisions of Rule 144 promulgated under the securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions and that such Rule may not become available for resale of the Shares.

         4.4 Authority. It has full power and authority under all applicable laws to enter into this Agreement and to consummate the transactions herein and has taken all action necessary to authorize its execution and performance of this Agreement. This Agreement when executed and delivered will be duly executed and will constitute a legal, valid and binding obligation of each of the Purchasers, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement or creditors, rights generally and general principles of equity. Its source of funds is not an employee benefit plan.

SECTION 5

Covenants of the Company

         5.1 Future Reports; Stockholders Meeting. (a) Until the earlier of the termination of the Purchaser's commitment to purchase the Shares and the Closing Date and thereafter for a period of two (2) years from the Closing Date for so long as the Purchaser is a holder of Shares or Conversion Shares, the Company will furnish to the Purchaser (i) all annual, quarterly and periodic reports and proxy statements filed by the Company with the SEC pursuant to the Exchange Act, (ii) all registration statements filed by the Company under the Securities Act, within five (5) days after filing such report or registration statement with the SEC and (iii) all amendments to the Company's offer to purchase Bally. Until the Closing Date and for so long. after the Closing Date as any Purchaser holds any Shares or Conversion Shares, the Company will file all reports required to be filed by it under the Exchange Act and will take such further action as any Purchaser may reasonably request, all to the extent required to enable such Purchaser to sell pursuant to Rule 144 adopted by the SEC under the Securities Act. Until the closing Date and thereafter for so long as the Purchaser is a holder of shares or Conversion Shares, the Company will also promptly furnish to the Purchasers copies of all reports or other material information relating to the Company which it furnishes to stockholders (as such) of the Company generally.

         (b) The Company shall cause a meeting of its stockholders (the "Stockholders Meeting"), to be duly called and held within six months of the Closing Data for the purpose of approving the conversion of the Shares into shares of Common Stock. The Board of Directors of the Company shall recommend to its stockholders the approval of such conversion and shall use all reasonable efforts to obtain the approval of such stockholders; provided, however, that nothing herein shall require the Board of Directors of the Company to act, or refrain from acting, in any manner that it may deem, after consultation with its outside counsel, to be necessary to the proper discharge of the Directors' fiduciary duties to their stockholders. In connection with the Stockholders Meeting, the Company shall prepare and file a preliminary proxy statement relating to the conversion of Shares (the "Preliminary Proxy Statement") with the SEC, and the Company shall use its best efforts to respond to the comments of the SEC and to cause a definitive proxy statement (the Definitive Proxy Statement") to be mailed to its stockholders. The Definitive Proxy Statement, as of the date of the mailing of the Definitive Proxy Statement by the Company to its stockholders and as of the date of the Stockholders Meeting,
(i) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder and
(ii) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made not misleading.

         5.2  Piggyback Registration.

         (a) Right to Include Shares. Whenever the Company proposes to register under the securities Act an offering of the Common Stock on any form for the registration of securities under such Act, whether or not for its own account (other than by (i) a registration statement on Form S-4 or S-8 or any successor or similar forms, (ii) any registration statement to be used exclusively in the offering and sale of the Company's securities acquired by any of its or its subsidiaries, employees, directors or consultants pursuant to any employee compensation, option, restricted stock or similar plan arrangement or agreement, (iii) a registration statement filed exclusively in connection with an exchange offer or an offering of securities solely to the securityholders of the Company, or (iv) any registration statement filed exclusively in connection with a rights offering) (a "Piggyback Registration") it shall give written notice to all Purchasers of its intention to do so no later than 20 days prior to the proposed date of filing such registration statement. Such rights are referred to hereinafter as "Piggyback Registration Rights" Upon the written request of any such Purchaser made within 10 days after receipt of any such notice (which request shall specify the Registrable securities (as defined below) intended to be disposed of by such Purchaser), the Company shall subject to Section 5.2(a) hereof, include in the registration statement the Registrable Securities which the company has been so requested to register by the Purchasers thereof (such requesting Purchasers hereinafter the "Holders") and the Company shall keep such registration statement (the "Registration Statement") in affect and maintain compliance with each Federal and state law or regulation for the period necessary for such Holder to effect the proposed sale or other disposition (but in no event for a period greater than 120 days). "Registrable Securities" shall mean any shares of common Stock issued to a Purchaser and/or its permitted designees or transferees on conversion of Shares and/or other securities that may be or are issued by the Company upon conversion of any Shares, including those which may thereafter be issued by the Company in respect of any such securities by means of any stock splits, stock dividends, recapitalizations, reclassifications or the like, and as adjusted pursuant to the Certificate; provided, however, that as to any particular securities contained in Registrable Securities such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement; or (ii) they shall have boon sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act or are eligible for sale to the public under Rule 144(k) (or any successor provision) under the Securities Act.

         (b) Withdrawal of Piggyback Registration by Company. If, at any time after giving written notice of its intention to register any securities in a Piggyback Registration but prior to the effective date of the related Registration Statement, the Company shall determine for any reason not to register such securities, the Company shall give notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such Piggyback Registration. All best efforts obligations of the Company pursuant to Section 5.4 hereof shall cease if the company determines to terminate prior to such effective date any registration where Registrable Securities are being registered pursuant to this Section 5.2.

         (c) Piggyback Registration of Underwritten Public Offerings. If a Piggyback Registration involves an offering by or through underwriters, then (i) all Holders requesting,to have their Registrable Securities included in the Company's Registration Statement must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to other selling stockholders and (ii) any Holder requesting to have his or its Registrable Securities included in such Registration Statement may elect in writing, not later than three Business Days prior to the filing of the Registration Statement filed in connection with such registration, not to have his or its Registrable Securities so included in connection with such registration.

         (d) Payment of Registration Expenses for Piggyback Registration. The Company shall pay all expenses (including any and all fees, disbursements and expenses incurred in connection with any registration or action incident to performance of or compliance by the Company with Section 5 hereof, including, without limitation, (i) all SEC, national securities exchange and NASD registration and filing fee, all listing fees and all transfer agent fees; (ii) all fees and expenses of complying with state securities or blue sky laws (including the fees and disbursements of counsel of the underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) all printing, mailing, messenger and delivery expenses; (iv) all fees and disbursements of counsel for the Company and of its accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, and all reasonable fees and disbursements of one counsel for the holders of Shares; and (v) any disbursements of underwriters or their counsel in connection with the preparation of a customary blue sky and legal investment survey, but excluding underwriting discounts and commissions, brokerage fees and transfer taxes, if any (all of such expenses hereinafter referred to as "Registration Expenses")) in connection with each registration of Registrable Securities requested pursuant to a Piggyback Registration Right contained in this Section 5.2.

         (e) Priority in Piggyback Registration. If a Piggyback Registration involves an offering by or through underwriters, the Company, except as otherwise provided herein, shall not be required to include Registrable Securities therein if and to the extent the underwriter managing the offering reasonably believes in good faith and advises the Company that such inclusion would materially adversely affect such offering; provided that any reduction or elimination of the Registrable Securities shall occur (i) first, to the extent necessary to permit the sale of all of the shares of Common Stock to be sold by the company or the other stockholders with demand registration rights requesting a registration and (ii) second, pro rata among persons having piggyback registration rights, based on the number of shares requested to be registered by all such stockholders.

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

               If the Piggyback Registration does not involve an offering by or through underwriters, the Company shall not be required to include Registrable Securities therein if and to the extent the company reasonably believes such inclusion would adversely affect such offering; provided, however, that a reduction or elimination in the Registrable Securities included in such registration shall be applied according to the priorities set forth above for an underwritten offering.

               5.3  Demand Registration.

               (a) Request for Registration. If, at any time after a period of six months from the Closing Date, one or more Holders holding in the aggregate at least 10% of the outstanding
Registrable Securities request that the Company file a registration statement under the Securities Act with, respect to the Registrable Securities held by such Holder or Holders (a
"Demand Registration"), as soon as practicable thereafter the company shall use its best efforts to file a registration statement with respect to all Registrable Securities that it has been so requested to include and obtain the effectiveness thereof, and to take all other action necessary under any Federal or state law or regulation to permit the Registrable Securities that are specified in the notices of the Holders or holders thereof to be sold or otherwise disposed of, and the Company shall maintain such compliance with each such Federal and state law and regulation for the period necessary for such Holder or Holders to effect the proposed sale or other disposition;
provided, however the Company shall be entitled to defer such registration for a period of (i) up to 90 days if and to the extent that its board of directors shall determine that such registration would interfere with a pending corporate transaction or (ii) up to 120 days following the effective date of any registration statement previously filed by the Company under the Securities Act, other than registration statements of the type described in clauses (i) through (iv) of Section 5.2(a) hereof.
The Company shall promptly give written notice to the Holders of any Registrable Securities who or that have not made a request to the Company pursuant to the provisions of this Section 5.3(a) of its intention to effect any required registration or qualification, and shall use its best efforts to effect as expeditiously as possible such registration or qualification of all such other Registrable Securities that are then held, the Holder or Holders of which have requested such registration or qualification, within 15 days after such notice has been given by the Company, as provided in the preceding sentence. The Company shall be required to effect a registration or qualification pursuant to this Section 5.3(a) in the aggregate on three occasions only.

               (b) Payment of Expenses for Demand Registration. The company shall pay all Registration Expenses in connection with the Demand Registration.

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

               (c) Selection of Underwriters. If any Demand Registration is requested to be in the form of an underwritten offering, the managing underwriter shall be selected by the Company and reasonably acceptable to the holders of a majority of the Registrable Securities included in such Demand Registration, which acceptance will not be unreasonably withheld, and the independent pricer required under the rules of the National Association of Securities Dealers, Inc. ("NASD") (if any) shall be so selected and obtained by the Company. All fees and expenses (other than expenses otherwise required to be paid) of any managing underwriter, any co-manager or any independent underwriter or other independent pricer required under the rules of the NASD shall be paid for by such underwriters or by the Holders whose Registrable Securities are being registered.

               (d) Procedure for Requesting Demand Registration. Any request for a Demand Registration shall specify the aggregate number of the Registrable Securities proposed to be sold and the intended method of disposition. Within ten (10) days after receipt of such a request, the Company will give written notice of such registration request to all Holders, and, subject to the limitations of Section 5.3(b) hereof, the Company will include in such registration all Registrable Securities with respect to which the company has received written requests for inclusion therein within five business days after the date on which such notice is given. Each such request will also specify the aggregate number of Registrable Securities to be registered and the intended method of disposition thereof.

               5.4 Registration Procedures. If and whenever the company is required to use its best efforts to take action pursuant to any Federal or state law or regulation to permit the sale or other disposition of any Registrable Securities in order to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Article 5, the Company shall, as expeditiously as practicable;

               (a) prepare and file with the SEC, as soon as practicable within ninety (90) days after the and of the period within which requests for registration may be given to the Company under Section 5.3 hereof (but subject to the provision for deferral contained in Section 5.3(a) hereof) a Registration statement or Registration Statements relating to the registration on any appropriate form under the Securities Act, which form shall be selected by the Company and available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, subject to Section 5.2(c) hereof, and use its best efforts to cause such Registration Statements to become effective; provided that before filing a Registration Statement or prospectus or any amendment or supplements thereto, including documents incorporated by reference after the initial filing of any Registration Statement, the Company will furnish to the Holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents provided to be filed, which documents will be subject to the review of such Holders and underwriters;

               (b) prepare and file with the SEC such amendments and post-effective amendments to a Registration Statement as may be necessary to keep such Registration Statement effective for a reasonable period not to exceed the shorter of the completion of distribution of the registered securities and 120 days; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule
424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such prospectus;

               (c) notify the selling Holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such person) confirm such advice in writing,
(i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iv) if at any time the representation and warranties of the Company contemplated by paragraph (m) below cease to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (vi) of the happening of any event that makes any statement of a material fact made in the Registration statement, the prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

               (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

               (e)  if reasonably requested by the managing
underwriters, immediately incorporate in a prospectus supplement or post-effective amendment such information as the underwriters believe (on advice of counsel) should be included therein as required by applicable law relating to the sale of Registrable

Securities, including, without limitation, information with respect to the purchase price being paid for the Registrable securities by such underwriters and with respect to any other terms of the underwritten (or "best-efforts" underwritten offering; and make all required filing of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

               (f) furnish to each selling Holder of Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

               (g) deliver to each selling Holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the prospectus or prospectuses (including each preliminary prospectus) any amendment or supplement thereto as such persons may reasonably request; the Company consents to the use of such prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto;

               (h) prior to any public offering of Registrable Securities, cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United states as any selling Holder or underwriter reasonably requests in writing, keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided that the Company will not be required to qualify to do business in any Jurisdiction where it is not then so qualified or to take any action which would subject the Company or any of its subsidiaries to general service of process in any jurisdiction where it is not at the time so subject;

               (i) cooperate with the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

               (j) use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

               (k)  upon the occurrence of any event contemplated in
Section 5. 4 (c) (vi) above, prepare a supplement or post-effective amendment to the applicable Registration Statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchaser of the Registrable
Securities being sold thereunder, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

               (1) with respect to each issue or class of Registrable securities, use its best efforts to cause all Registrable
Securities covered by the Registration Statements to be listed on each securities exchange, if any, on which securities of the same class issued by the Company are then listed if requested by the holders of a majority of such issue or class Registrable
Securities;

               (m) enter into such agreements (including an underwriting agreement) and take all such other action consistent with its obligations hereunder and reasonably required in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, if the registration is in connection with an underwritten offering, (i) make such representations and warranties to the underwriters, in such form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions in form, scope and substance shall be reasonably satisfactory to the underwriters) addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings; (iii) obtain "cold comfort" letters and updates thereof from the Company's accountants addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with underwritten offerings; (iv) set forth in full in any underwriting agreement entered into the indemnification provisions and procedures of Section 5.5 hereof with respect to all parties to be indemnified pursuant to said Section; and (v) deliver such documents and certificates as may be reasonably requested by the underwriters to evidence compliance with clause
(i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; the above shall be done at each closing under such underwriting or similar agreement or as and to the extent required hereunder;

               (n) make available for inspection upon reasonable notice by one or more representatives of the Holders of Registrable Securities being sold, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by such Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representatives at reasonable times, in connection with such; and

               (o) otherwise use its best efforts to comply with all applicable Federal and state regulations; and take such other action as may be reasonably necessary to or advisable to enable each such Holder and each such underwriter to consummate the sale or disposition in such jurisdiction or jurisdiction in which any such Holder or underwriter shall have requested that the Registrable Securities be sold.

               Except as otherwise provided in this Agreement, the Company shall have sole control in connection with the preparation, filing, withdrawal, amendment or supplementing of each Registration Statement, the selection of underwriters, and the distribution of any preliminary prospectus included in the Registration Statement, and may include within the coverage thereof additional shares of Common Stock or other securities for its own account or the account of one or more of its other security holders.

               The Company may require each seller of Registrable Securities as to which any registration is being affected to furnish to the Company such information regarding the distribution of such securities and such other information as may otherwise be required by the Securities Act to be included in such Registration Statement.

               5.5  Indemnification

               (a) Indemnification by company. In connection with each Registration Statement relating to disposition of Registrable Securities, the Company shall indemnify and hold harmless each Holder and each underwriter of Registrable
Securities and each person, if any, who controls such Holder or underwriter (within the meaning of Section 15 of the Securities
Act or Section 20 of the Exchange Act) (collectively, "Holder Indemnified Parties") against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Holder or underwriter (or any person controlling such Holder or underwriter within the meaning of Section 1 of the Securities Act or Section 20 of the Exchange Act) on account of any losses, claims, damages or liabilities arising from the sale of the Registrable Securities if such untrue statement or omission or alleged untrue statement or omission was made in such Registration Statement, prospectus or preliminary prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Holder or underwriter specifically for use therein. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

               (b) Indemnification by Holder. In connection with the Registration Statement, each Holder shall indemnify, to the same extent as the indemnification provided by the Company in Section 5.5(a) hereof, the Company, its directors and each officer who signs the Registration Statement and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) but only insofar as such losses, claims, damages and liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in the Registration Statement, the prospectus or preliminary prospectus or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished in writing by such Holder to the Company specifically for use therein. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the not proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus, registration statement or preliminary prospectus or any amendment thereof or supplement thereto.

               (c) Conduct of Indemnification Procedure. Any party that proposes to assert the right to be indemnified hereunder will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against any indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 5.5(a) or 5.5(b) hereof shall be available to any party who shall fail to give notice as provided in this Section 5.5(c) to the extent the party to whom notice was not given was prejudiced by the failure to give such notice, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof and the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnifying party of such indemnified party of such, counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below. The indemnified party shall have the right to employ its counsel in any such action, but the feet and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnified parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnified parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expenses of the indemnifying parties. The indemnifying party shall not without the prior written consent of each indemnified party affected thereby, effect any settlement of any pending or threatened proceeding in which such indemnified party has sought indemnity hereunder, unless such settlement involves an unconditional release of such Indemnified Party from all liability arising out of such action, claim, litigation or proceeding.

               (d) Contribution. If the indemnification provided for in this Section 5.5 is unavailable to any party entitled to indemnification pursuant to Section 5.5(a) or 5.5(b) hereof, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, judgments, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Holder Indemnified Party on the other from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each Holder Indemnified Party on the other in connection with trio statements or omissions which resulted in such losses, claims, damages, judgments, liabilities or expenses, an well as any other relevant equitable considerations. The relative fault of the company on the one hand and each Holder Indemnified Party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by each Holder Indemnified Party on the other and the parties relative intent, knowledge, access or information and opportunity to correct or prevent such statement or omission.

               (e) The Company and each Holder Indemnified Party agree that it would not be just and equitable if contributions pursuant to Section 5.5(d) hereof were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 5.5(d) hereof. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities, or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was to found guilty of such fraudulent representation.

               5.6 Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon conversion of any of the Shares such number of conversion Shares as may be issuable upon conversion of the shares. All Conversion Shares shall be duly authorized, and when issued upon such conversion, shall be validly issued, fully paid and nonassessable, free and clear of all lions, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.


SECTION 6

Miscellaneous

               6.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Now
York, without giving effect to conflicts of law.

               6.2 Survival. The representations and warranties made in Sections 3 aand 4 herein shall survive the Closing Date for a period of one year.

               6.3 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, permitted assigns, heirs, executors and administrators. No Purchaser may assign its obligations hereunder to be performed on or before the closing.

               6.4 Entire agreement Amendment. This Agreement and the documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Company and the Purchasers; provided, however, that Purchasers holding a majority of the Shares together with the Company may by written instrument amend the provisions of Sections 5 or 6 (other than this Section 6.4) hereof.

               6.5 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, or by express courier, or delivered either by hand or by messenger, addressed
(a) if to a Purchaser, as indicated on the signature page hereof, or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at 4380
Boulder Highway, Las Vegas, Nevada 89121, Attn: Chief Financial
Officer, or at such other address as the Company shall have furnished to the Purchasers in writing.

               6.6 Rights; Separability. Unless otherwise expressly provided herein, the rights of the Purchasers hereunder are several rights, not rights jointly held with any of the other
Purchasers. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               6.7 Information Confidential. Each Purchaser acknowledges that the information received by it pursuant to this Agreement may be confidential and is for the Purchaser's use only. It will not use such confidential information in violation of the Exchange Act or otherwise, or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys and financial advisors), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Purchaser is required to disclose such information by a governmental body.

               6.8 Expenses. The company and the Purchasers shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.

               6.9 Titles and Gender. The titles of the Sections and Subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
Whenever used herein, the singular member includes the plural, the plural includes the singular, and the use of either gender shall include both genders.

               6.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

               IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.


                            ALLIANCE GAMING CORPORATION


                            By:




                            PURCHASER:




                            By:

                            Address:






                            No. of Shares:

                                                                ANNEX A

CERTIFICATE OF DESIGNATIONS, PREFERENCES
AND RELATIVE, PARTICIPATING, OPTIONAL AND
OTHER SPECIAL RIGHTS OF SPECIAL

STOCK AND QUALIFICATIONS, LIMITATIONS
AND RESTRICTIONS THEREOF

or

NON-VOTING JUNIOR CONVERTIBLE
SPECIAL STOCK, SERIES 3

OF

ALLIANCE GAMING CORPORATION

a Nevada corporation,

Pursuant to Section 79.195 of the
Nevada Revised Statutes



               ALLIANCE GAMING CORPORATION, a Nevada corporation (the "Corporation"), certifies that, pursuant to the authority contained in Article IV of its Amended Articles of Incorporation
(the "Articles of Incorporation") and in accordance with the provisions of Section 78.195 of the Nevada Revised Statutes, the Board of Directors of the Corporation at a meeting duly called and held on September _, 1995, adopted the following resolution which resolution remains in full force and effect on the date hereof:

               RESOLVED, that the Articles of Incorporation have authorized 10,000,000 shares of special stock, par value $.10 per share, of which 8,666,667 remain unissued; and

               FURTHER RESOLVED, that it is necessary to set forth the designation, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions of 6,666,667 shares of such non-voting special stock; and

               FURTHER RESOLVED, that there is hereby established a series of authorized special stock having a par value of $.10 per share, which series shall be designated as "Non-Voting Junior Convertible Special Stock, Series B" (herein the "Convertible Special Stock,"), shall consist of 6,666,667 shares and shall have the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

ARTICLE I

Certain Definitions

               Unless the context otherwise requires, the terms defined in this Article I shall have, for all purposes of this resolution, the meanings herein specified:

               Common Stock. The term "Common Stock" shall mean the common stock, par value $.10 per share, of the corporation.

              Conversion Condition. The term "Conversion Condition" shall mean that the stockholders of the Corporation, at a duly held annual or special meeting, or by action by written consent in lieu thereof, have taken all action necessary or required under Section 5(i)(1) of the "Non-Quantitative Designation
Criteria" of the NASDAQ National Market System to approve the issuance of Common Stock on conversion as contemplated by this Certificate.

               Conversion Ratio. The term "Conversion Ratio" shall initially mean the issuance, upon conversion as herein provided, of one share of Common Stock for each share of Convertible
Special Stock surrendered for conversion and thereafter shall be subject to adjustment from time to time pursuant to the terms of
Article IV below.

               Exchange Date. The term "Exchange Date" shall have the meaning set forth in subparagraph 4.2 below.

               Initial Issue Date. The term "Initial Issue Date" shall mean the date that shares of Convertible Special Stock are first issued by the Corporation.

               Liquidation Preference.   The term "Liquidation
Preference,, shall mean $.01 per share of Convertible Special
Stock.

               Person. The term "Person" shall mean an individual, partnership,, joint venture, corporation, trust or unincorporated organization, a government or any department, agency or political subdivision thereof or other entity,

               Quoted Price. The term "Quoted Price" shall mean, with respect to the Common Stock, the last reported sales price as reported by the NASDAQ National Market System, or if such security is listed on a securities exchange, the last reported sales price on such exchange which shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price. In the absence of such quotations on one or more such trading days, the Board of Directors shall determine the Quoted Price for such trading days on the basis of such quotations as it in good faith considers appropriate.

               Senior Stock. The term "Senior Stock" shall mean any class or series of stock of the Corporation authorized after the Initial Issue Date ranking senior to the Convertible Special
Stock in respect of the right to receive dividends or in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation.

               Trading Day. The term "Trading Day" shall mean, with respect to the Common Stock, any day on which any market in which the applicable security is then traded and in which a Quoted
Price may be ascertained is open for business.

ARTICLE II

Dividends or Other Distributions of Property

               2.1 General. The holders of Convertible Special Stock shall not be entitled to receive dividends unless and until expressly declared by the Board of Directors of the Corporation with respect to the Convertible Special Stock, or to otherwise participate in any manner in the earnings of the Corporation; provided, however, that in the event the Corporation pays a dividend or makes any other distribution, whether in cash, property or otherwise, including, without limitation, any rights, options, or warrants to acquire securities or other securities
(but excluding a stock dividend, stock split or other similar distribution consisting solely of shares of Common Stock which results in an adjustment to the Conversion Ratio pursuant to
Article IV), pro rata to the holders of its Common Stock generally, then the record holders of the Convertible Special
Stock outstanding on the applicable record date of such dividend or other distribution shall be entitled to receive dividends or such other distributions, out of funds legally available therefor, in an amount per share of Convertible Special Stock equal to the dividend or other distribution receivable had such record holder(s) converted their Convertible Special Stock into Common Stock immediately prior to the record date for such dividend or other distribution pursuant to the terms of this resolution, whether or not such Convertible Special Stock was at such time convertible.

               2.2 No Limitations on Dividends. No provision of this resolution shall be deemed to limit or otherwise restrict or qualify the right of the Corporation to declare, pay or set apart, for payment on any of its capital stock (whether outstanding on the date hereof or issued in the future) any dividends, whether in cash, property or otherwise, or to otherwise make any distribution in respect of or purchase, redeem or otherwise acquire any such capital stock, subject only to the right of the holders Of Convertible Special Stock, pursuant to Section 2.1 hereof, to receive certain dividends and other distributions payable in respect of Common Stock.

ARTICLE III
Distributions Upon Liquidation, Dissolution or Winding Up

               3.1 Preference on Liquidation, Etc. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, subject to the prior preferences and other rights of any Senior Stock as to liquidation preferences, the holders of Convertible Special Stock shall be entitled to be paid out of the assets of the Corporation in cash or property at its fair market value as determined, in good faith, by the Board of Directors of the Corporation the Liquidation Preference per share prior to any payment to the holders of Common Stock. After payment in full of the Liquidation Preference per share of the Convertible Special
Stock, the holders of the Convertible Special Stock and the Common Stock (as defined in Section 4.6 hereof) shall share pro rata based upon (i) the number of shares of Common Stock into which the Convertible Special Stock was convertible immediately prior to such liquidation, dissolution or winding up (assuming, for purposes of such calculation, conversion of the outstanding shares of Convertible Special Stock whether or not such Convertible Special Stock was at such time convertible) and (ii) the number of shares of Common Stock (as defined in Section 4.6 hereof) outstanding. Except as provided in this Section 3.1, holders of Convertible Special Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

               3.2 Liquidation Pro-rata if Assets Inadequate, If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation shall be insufficient to permit the payment in full of the Liquidation
Preference per share of the Convertible Special Stock, then the assets of the Corporation remaining after the distributions to holders of any Senior Stock of the full amounts to which they may be entitled shall be ratably distributed among the holders of Convertible Special Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full. Neither the consolidation or merger of the Corporation into or with another corporation or corporations, nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this resolution.

ARTICLE IV

Conversion

               4.1 Conversion. Upon the occurrence of the Conversion Condition, all shares of Convertible Special Stock shall convert into Common Stock. Subject to the adjustments to the Conversion
Ratio provided for in this Article IV, each share of Convertible Special Stock shall be convertible into one share of Common
Stock. Immediately following such conversion, the rights of the holders of converted Convertible Special Stock shall cease and the persons entitled to receive the Common Stock upon the conversion of Convertible Special Stock shall upon compliance with the requirements of Section 4.2 hereof be treated for all purposes as having become the owners of such Common Stock.

               4.2 Procedures. To receive certificates evidencing Common Stock issuable on conversion of Convertible Special Stock, a holder must (i) surrender the certificate or certificates evidencing the shares of Convertible Special Stock to be converted, duly endorsed in a form reasonably satisfactory to the Corporation, at the office of the Corporation or transfer agent for the Convertible Special Stock, (ii) state in writing the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued, and (iii) pay any transfer or similar tax if required by Section 4.4 hereof. The date on which the holder satisfies all those requirements is the "Exchange Date". The person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Exchange Date. As soon as practicable, but in any event within 10 business days, the Corporation shall deliver, through the transfer agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and a check for any fractional share. The number of full shares of Common stock issuable to any holder of Convertible Special Stock upon conversion shall be based on the total number of shares of Convertible Special Stock held by such holder.

               4.3 Fractional Shares. The Corporation will not issue a fractional share of Common Stock upon conversion of Convertible Special Stock. Instead the Corporation will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined an follows: Multiply the current market price of a full share by the fraction and round the result to the nearest cent. The current market price of a share of Common stock is the Quoted Price of the Common Stock on the last Trading Day prior to the Conversion
Date.

               4.4 Transfer Taxes. The Corporation will pay all documentary stamp taxes attributable to the initial issuance of shares of Common Stock upon the conversion of Convertible Special Stock; provided, however,, that the Corporation shall not be required to pay any tax or taxes which may be payable in respect of any registration or transfer involved in the loans or delivery of any shares of Common Stock in a name other than that of the registered holder of the Convertible Special Stock surrendered upon the conversion thereof, and the Corporation shall not be required to issue or deliver such shares of Common Stock unless or until the person or persons requesting the issuance thereof shall have paid to the corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

               4.5 obtaining Stock Exchange Listings. The Corporation will from time to time take all action, if any, which may be necessary so that the shares of Common Stock issued upon conversion of the Convertible Special Stock, immediately upon their issuance in accordance with this resolution, will be listed or quoted on the principal securities exchanges and markets, within the United States of America, if any, on which other shares of Common Stock are then listed or quoted.

               4.6  Adjustments of Conversion Ratio.

               (a) General. The Conversion ratio is subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 4.6. For purposes of this Section 4.6, "Common Stock" means shares (other than the Convertible Special Stock) now or hereafter authorized of any class of common stock of the Corporation and any other stock of the Corporation, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or consolidated earnings of the Corporation without limit as to per share amount.

               (b)  Adjustment for Changes in Common Stock. If the
Corporation:

               (i) subdivides its outstanding shares of Common Stock into a greater number of shares;

               (ii) combines its outstanding shares of Common Stock into a smaller number of shares;

               (iii) issues by reclassification of its Common stock any shares of its capital stock; or

               (iv) declares a stock dividend, stock split or effects any other similar distribution consisting solely of shares of Common Stock payable in respect of Common Stock;

then the Conversion Ratio in effect immediately prior to such action shall be proportionately adjusted so that the holder of Convertible Special Stock thereafter converted may receive the aggregate number and kind of shares of capital stock of the Corporation which he would have owned immediately following such action if such Convertible Special Stock had been converted immediately prior to such action (whether or not the Convertible Special Stock was at such time convertible); provided, however., that no adjustment shall be made hereunder if the cash, securities or property which would be the source of such adjustment were distributed to the holders of the Convertible Special Stock pursuant to Section 2.1 hereof. The adjustment shall become effective immediately after the record date, if one is declared, or immediately after the effective date in the case of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

               (c) When De Minimis Adjustment May Be Deferred. No adjustment in the Conversion Ratio need to be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Ratio. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustments. All calculations under this Section shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

               (d) When No Adjustment Required. No adjustment need be made for a change in the par value of the Common Stock (including a change from par value to no par value or from no par value to par value).

               (e) Notice of Adjustment. Whenever the Conversion Ratio is adjusted, the Corporation shall provide the notices required by Section 4.7 hereof.

               (f) Reorganization of Corporation. If the Corporation shall at any time consolidate or merge with one or more

Persons (other than a merger or consolidation in which the corporation is the continuing Person and which does not result in any reclassification, change or exchange of the outstanding shares of Common Stock), or sell, lease, transfer, or convey all or substantially all of its assets, the record holders of the Convertible Special Stock shall have the right thereafter to receive, upon the surrender of a certificate or certificates representing Convertible Special Stock, the cash, securities or other property to which the record holder would have been entitled upon such consolidation, merger, sale, lease, transfer or conveyance (to the extent permitted by applicable law) if the record holder had held the shares of Common Stock issuable upon any conversion thereof immediately prior to any such transaction, whether or not the Convertible Special Stock was at such time convertible. The Corporation shall take such steps in connection with such consolidation or merger or sale, lease, transfer or conveyance as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any cash, securities or other property thereafter deliverable upon any conversion or redemption hereof. The provisions of this Section 4.6(f) shall similarly apply to successive consolidations, mergers, sales, leases, transfers or conveyances.

               (g) When Issuance or Payment May Be Deferred. In any case in which this Section 4.6 shall require that an adjustment in the Conversion Ratio be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event (i) issuing to the holder of any shares of Convertible Special Stock converted after such record date the Common Stock and other capital stock of the Corporation, if any, issuable upon such conversion over and above the Common Stock and other capital stock of the Corporation, if any, issuable upon such conversion on the basis of the Conversion Ratio and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 4.3; provided, however,, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holders right to receive such additional shares of Common Stock, other capital stock and cash upon the occurrence of the event requiring such adjustment.

               4.7 Notice to Holders. Upon any adjustment of the Conversion Ratio pursuant to Section 4.6, the Corporation shall promptly thereafter (i) cause to filed with the Corporation a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Corporation) setting forth the Conversion Ratio after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of shares of Common Stock (or portion thereof) issuable after such adjustment in the Conversion Ratio, upon conversion of a share of Convertible Special Stock which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and
(ii) cause to be given to each of the registered holders of the Convertible Special Stock at its address appearing on the transfer agent's register written notice of such adjustments by first-class mail, postage prepaid.

               4.8 Treatment of converted Shares. All shares of Convertible Special Stock converted pursuant to this resolution shall be retired and shall be restored to the status of authorized and unissued shares of special stock, without designations as to series and may thereafter be reissued as shares of any series of special stock.

ARTICLE V

Voting Rights
               5.1 Voting Rights of Holders of Convertible Special Stock. Except as provided by law to the contrary, the Convertible Special Stock shall be non-voting stock and no holder of Convertible Special Stock shall be entitled (in such capacity) to vote at any meeting of shareholders or otherwise.

ARTICLE VI

Redemption

               6.1 Redemption. If the initial Condition shall not have occurred within six months following the Initial Issue Date, the Corporation shall immediately make an offer to each holder of the convertible Special Stock by registered mail to redeem, out of funds legally available therefor, on a date specified in such offer (which shall not be less than 30 nor more. than 60 days after the date of such notice), all such holder's Convertible Special Stock at a cash price equal to the greater of (i) the Quoted Price of the Common Stock on the date notice is sent and
(ii) 125% of the original issue price of the Convertible Special stock, upon the acceptance of such offer received by the Corporation at least 10 days prior to the redemption date specified in the Corporation's offer. If the holder of any share of Convertible Special Stock shall accept such offer, and upon surrender of the certificates evidencing such Convertible Special Stock such holder shall receive the redemption price therefor.


ARTICLE VII

Miscellaneous



               7.1 Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Convertible Special Stock shall not have any powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution and in the Articles of Incorporation. The shares of Convertible Special Stock shall have the same preemptive or subscription rights, if any, as provided for the holders of the Common Stock.

               7.2 Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

               7.3 Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Convertible Special Stock and qualifications, limitations and restrictions thereof set forth in this resolution is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of the Convertible Special Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of the Convertible Special Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of the Convertible special Stock and qualifications, limitations and restrictions thereof herein act forth shall be deemed dependent upon any other such voting powers, preferences and relative, participation, optional or other special rights of the Convertible Special Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

                                                            ANNEX B

LEGAL OPINIONS OF COUNSEL TO THE COMPANY


               1. The company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

               2. The company has all requisite corporate power to enter into the Purchase Agreement and to sell the Shares and to carry out and perform its obligations under the Purchase
Agreement and has taken all requisite corporate action on the part of the Company necessary for the authorization, execution, delivery and performance by the Company of the Purchase Agreement and for the authorization, issuance and delivery of the Conversion Shares upon conversion of the Shares, other than receiving stockholder approval for such conversion. The Certificate of Designations establishing the Special Stock has been filed with the Secretary of State of the State of Nevada and is effective under Nevada law and the terms of the Special Stock are valid under the laws of the State of Nevada. The execution, delivery and performance of the Purchase Agreement will not conflict with nor constitute a breach of any provision contained in the Company's Articles or Certificate of Incorporation or By-laws or, to the knowledge of such counsel, in any material agreement to which the Company is a party or by which its properties or assets may be bound.

               3. The Shares have been duly authorized and, upon payment of the purchase price therefor as contemplated in the Purchase Agreement, will be validly issued, fully paid and non-assessable. The Conversion Shares have been duly authorized and, upon conversion as contemplated in the Certificate of Designations, will be validly issued, fully paid and non-assessable.

               4. The Purchase Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due execution and delivery by the Purchasers, constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity and except that such counsel expresses no opinion as to the enforceability of indemnification or contribution provisions contained in the Purchase Agreement.

               5. The issuance of the Shares by the Company is exempt from the registration requirements of the Securities Act.